 Exhibit 4

EXECUTION VERSION

Dated March 28, 2017

REGISTRATION RIGHTS AGREEMENT

by and among

ACIL LUXCO 1 S.A.

ABENGOA S.A.

ATLANTICA YIELD PLC

and

GLAS TRUST CORPORATION LIMITED as SECURITY AGENT on behalf of THE CREDITORS

Linklaters LLP
1345 Avenue of the Americas
New York, NY 10105

Telephone (+1) 212 903 9000
Facsimile (+1) 212 903 9100

Ref L-2254689

REGISTRATION RIGHTS AGREEMENT, dated as of March 28, 2017 (the “Agreement”), by and among:

(1)                              ACIL Luxco 1 S.A., a société anonyme incorporated under Luxembourg law with its registered office at 48, boulevard Grande-Duchesse Charlotte, L-1330 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under the number B 212453 (“ACIL Luxco1”);

(2)                              Atlantica Yield plc, a public limited company incorporated under the laws of England and Wales (“ABY”);

(3)                              Abengoa S.A., a Spanish company with its registered office in Seville, at Campus Palmas Altas, calle Energía Solar, nº 1, registered with the Commercial Registry of Seville, and bearing tax identification code (C.I.F.) A-41002288 (“ABG”); and

(4)                              GLAS Trust Corporation Limited, a company incorporated under the laws of England (as more fully defined in Section 1 below, the “Security Agent”) acting as security agent for and on behalf of the Creditors (as defined herein).

WHEREAS, this Agreement is made in connection with the NM1/3 Common Terms Agreement, expected to be dated on or about the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Common Terms Agreement”), entered into by, among others, ACIL Luxco1, ACIL Luxco2 (as defined herein) and ACIL (as defined herein) as obligors, ABG Orphan Holdco S.à r.l. as borrower, the Security Agent and the lenders and noteholders and note trustee named therein.

WHEREAS, 41,530,843 ordinary shares par value $0.10 per share of ABY (the “Reference Shares”) are currently owned by ACIL, which, as part of a restructuring in connection with the Common Terms Agreement, will be transferred to ACIL Luxco1.

WHEREAS, ACIL Luxco1 will, on or about the date of the Common Terms Agreement, enter into a custody account security agreement with the Security Agent pursuant to which it will grant a fixed charge and assign its rights to the custody account in which it will hold the Reference Shares (together with related rights) (as amended, supplemented, restated or otherwise modified from time to time, the “Custody Account Security Agreement”).

WHEREAS, to induce the Creditors to enter into and provide the financing contemplated by the Common Terms Agreement, ABY has agreed to provide the registration and other rights set forth in this Agreement for ACIL Luxco1, the Security Agent, the Creditors and any other holders from time to time of the Registrable Securities (as defined herein) (each of ACIL Luxco1, the Security Agent, the Creditors and such other holders, a “Holder” and, collectively, the “Holders”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and this good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

1                                      Definitions

Capitalized terms used herein without definition shall have their respective meanings set forth in the Common Terms Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“ABG” shall have the meaning set forth in the preamble hereto.

“ABY” shall have the meaning set forth in the preamble hereto.

“ACIL” shall mean Abengoa Concessions Investments Limited, a company incorporated in England with company registration number 08818214 and having its registered address at 26-28 Hammersmith Grove, London W6 7BA.

“ACIL Luxco1” shall have the meaning set forth in the preamble hereto.

“ACIL Luxco2” shall mean ACIL Luxco 2 S.A., a société anonyme incorporated under Luxembourg law with its registered office at 48, boulevard Grande-Duchesse Charlotte, L-1330 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under the number B 212440.

“Act” shall mean the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Automatic Shelf Registration Statement” shall mean a Registration Statement filed by a Well-Known Seasoned Issuer which shall become effective upon filing thereof pursuant to General Instruction I.C for Form F-3.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the United States Securities and Exchange Commission.

“Common Stock” shall mean the ordinary shares with par value $0.10 per share of ABY.

“Common Terms Agreement” shall have the meaning set forth in the preamble hereto.

“Creditors” shall have the meaning set forth in the NM1/3 Intercreditor Agreement.

“Custody Account Security Agreement” shall have the meaning set forth in the preamble hereto.

“Event of Default” shall have the meaning set forth in the Common Terms Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.

“Holder” shall have the meaning set forth in the preamble hereto.

“NM1/3 Intercreditor Agreement” shall have the meaning set forth in the Common Terms Agreement.

“Notice and Questionnaire” shall mean a written notice delivered to ABY by a Holder substantially in the form attached as Annex 1 hereto.

“Notice and Questionnaire Deadline” shall mean the fifth Business Day after the Restructuring Completion Date.

“Notice Holder” shall mean, on any date, the Security Agent, ACIL Luxco1 or any other Holder that has delivered a properly completed Notice and Questionnaire to ABY on or prior to such date.

“Prospectus” shall mean a prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Act), as amended or supplemented by any prospectus supplement or amendment, with respect to the terms of the offering of any portion of the Common Stock covered by the Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Registrable Securities” shall mean the Reference Shares other than those that have (i) been registered under the Shelf Registration Statement and disposed of in accordance therewith, (ii) at any time after the Relevant Date become eligible to be sold without restriction as contemplated by Rule 144 under the Act or any successor rule or regulation thereto that may be adopted by the Commission, (iii) ceased to be outstanding, whether as a result of repurchase, cancellation, exchange or otherwise, or (iv) been sold to the public pursuant to Rule 144 under the Act.

“Relevant Date” shall mean the 90th day after the Security Agent transfers any Reference Shares to the respective accounts of one or more of the Creditors following an appropriation of collateral pursuant to the Custody Account Security Agreement.”

“Restructuring Completion Date” shall have the meaning set forth in the Common Terms Agreement.

“Security Agent” shall mean the party named as such in the preamble hereto until a successor replaces it and, thereafter, means such successor.

“Shelf Registration Period” shall have the meaning set forth in Section 2.3 hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of ABY pursuant to the provisions of Section 2 hereof which covers some or all of the Common Stock on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 under the Act.

2                                      Shelf Registration

2.1                            ABY either has filed or shall as promptly as practicable (but in no event more than three Business Days after the Notice and Questionnaire Deadline) file with the Commission a Shelf Registration Statement (which shall be, if ABY is then a Well-Known Seasoned Issuer, an Automatic Shelf Registration Statement) providing for the registration of, and the sale on a continuous or delayed basis by the Notice Holders of, all of the Registrable Securities, from time to time in accordance with the methods of distribution elected by such Notice Holders, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the

Commission. For the avoidance of doubt, ABY may satisfy its obligations with respect to the filing of the Shelf Registration Statement by filing with the Commission and providing the Notice Holders with a prospectus supplement under an existing effective automatic shelf registration statement of ABY that also registers sales of securities for the account of ABY or other holders and provides for offerings of such securities to be made on a continuous basis pursuant to Rule 415 under the Securities Act. In the event ABY so satisfies such obligations, unless the context otherwise requires, references herein to the Shelf Registration Statement shall be deemed to be references to such shelf registration statement and references herein to the Prospectus shall be deemed to be references to the base prospectus included in such shelf registration statement, as supplemented by such prospectus supplement.

2.2                            If the Shelf Registration Statement is not an Automatic Shelf Registration Statement, ABY shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become or be declared effective under the Act no later than 60 days after the Restructuring Completion Date.

2.3                            ABY shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission (or becomes effective in the case of an Automatic Shelf Registration Statement) until the date upon which there are no Registrable Securities outstanding. ABY shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes or omits to take any action that would result in Holders of Registrable Securities not being able to offer and sell such Common Stock at any time during the Shelf Registration Period, unless such action is required by applicable law or otherwise undertaken by ABY in good faith and for valid business reasons (not including avoidance of ABY’s obligations hereunder), including the acquisition or divestiture of assets. None of ABY, ABG nor any of their respective securityholders (other than Holders of Registrable Securities) shall have the right to include any securities of ABY in any Shelf Registration Statement other than Registrable Securities.

2.4                            If a properly completed Notice and Questionnaire has been received by ABY on or prior to the Notice and Questionnaire Deadline, such Notice Holder delivering a properly completed Notice and Questionnaire shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus, so that such Notice Holder shall be permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law; notwithstanding anything contained herein to the contrary, ABY shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in the Shelf Registration Statement or related Prospectus.  Subject to Section 2.5, if a Holder does not timely complete and deliver a Notice and Questionnaire to ABY or provide any other information ABY may reasonably request in writing, that Holder will not be named as a selling securityholder in the Prospectus, and will not be permitted to sell its Registrable Securities under the Shelf Registration Statement.

2.5                            From and after the effective date of the Shelf Registration Statement, if a properly completed Notice and Questionnaire is received after the Notice and Questionnaire Deadline, ABY shall use commercially reasonable efforts, as promptly as is practicable after the date such Notice and Questionnaire is delivered, and in any event within 30 Business Days after such date, to file with the Commission a post-effective amendment to the Shelf Registration Statement or to prepare and, if permitted or required by applicable law, to file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that such Notice Holder delivering a properly completed Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus, and so that such Notice Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided,  that ABY shall not be required to file more than one post-effective amendment or supplement in any 60 day period in accordance with this Section 2.5. Notwithstanding anything contained herein to the contrary, ABY shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in the Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2.5 (whether or not such Holder was a Notice Holder at the effective date of the Shelf Registration Statement) shall be named as a selling securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2.5.  Notwithstanding the foregoing, if an Event of Default has occurred and is continuing under the Common Terms Agreement, then ABY shall use commercially reasonable efforts to file a post-effective amendment or supplement to the related Prospectus within five Business Days of the Security Agent providing ABY with notice of such Event of Default, naming as a selling securityholder therein all Notice Holders that have provided the other information reasonably requested in writing by ABY, in each case on or before such fifth Business Day.

3                                      Registration Procedures

The following provisions shall apply in connection with the Shelf Registration Statement.

3.1                            ABY shall include information regarding the Notice Holders and the methods of distribution they have elected for their Registrable Securities provided to ABY in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein.

3.2                            ABY shall promptly advise the Notice Holders, and confirm such advice in writing (which notice pursuant to clauses (i) through (iii) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until ABY shall have remedied the basis for such suspension):

(i)                                  of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;

(ii)                               of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose; and

(iii)                            of the receipt by ABY of any notification with respect to the suspension of the qualification of the Common Stock included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.

3.3                            ABY shall use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof. ABY shall undertake additional reasonable actions as may be reasonably requested by the Security Agent and/or otherwise required to permit unrestricted resales of the Common Stock in accordance with the terms and conditions of this Agreement.

3.4                            ABY shall comply with all applicable rules and regulations of the Commission and shall make generally available to its securityholders an earning statement satisfying the provisions of Section 11(a) of, and Rule 158 under, the Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of ABY’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

3.5                            ABY may require each Holder of Common Stock to be sold pursuant to the Shelf Registration Statement to furnish to ABY such information regarding the Holder and the distribution of such Common Stock as ABY may from time to time reasonably require for inclusion in the Shelf Registration Statement. ABY may exclude from the Shelf Registration Statement the Common Stock of any Holder that unreasonably fails to furnish such information within 15 (fifteen) Business Days after receiving such request.

3.6                            ABY shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Common Stock covered by the Shelf Registration Statement.

4                                      Registration Expenses

ABG shall bear all reasonable expenses incurred in connection with the performance by ABY of its obligations under this Agreement. In addition, ABG shall pay to ABY a fee of $5,000 per annum, pro rata during the period in which any Registrable Securities are outstanding on the date of this Agreement and on each anniversary of the date of this Agreement while the Registrable Securities are outstanding.  If, at any time, ABG has failed to pay the fee to ABY, ABY will promptly notify the Security Agent of the failure to pay. For the avoidance of doubt, any failure by ABG to bear such expenses or pay such fees shall not affect ABY’s obligations to the Holders under this Agreement.

5                                      Underwritten Registrations

In no event will the method of distribution of Registrable Securities take the form of an underwritten offering without the prior written consent of ABY.

6                                      Listing

So long as any Registrable Securities are outstanding, ABY shall use its commercially reasonable efforts to maintain the approval of the Common Stock for listing on the NASDAQ Global Select Market or such other exchange or trading market as the Common Stock is then listed.

7                                      Amendments and Waivers

The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless ABY has obtained the written consent of the Security Agent.

8                                      Notices

All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, facsimile or air courier guaranteeing overnight delivery:

(a)                              if to the Security Agent or to a Holder, to the Security Agent:
45 Ludgate Hill
London EC4M 7JU
United Kingdom

(b)                              if to ABY:
Great West House, GW1, 17th floor
Great West Road
Brentford, United Kingdom TW8 9DF

(c)                               if to ACIL Luxco1:
48, boulevard Grande-Duchesse Charlotte
L — 1330 Luxembourg
Grand Duchy of Luxembourg

(d)                              if to ABG:
Campus Palmas Altas,
Calle Energía, 41014
Seville, Spain

All such notices and communications shall be deemed to have been duly given when received.

The Security Agent, ABY, ABG or ACIL Luxco1 by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Notwithstanding the foregoing, notices given to Holders may be given through the facilities of DTC or any successor depositary and (i) may be given by e-mail at the e-mail address provided by such Holder in accordance with the provisions of the Notice and Questionnaire.

9                                      Successors

This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent of ABY, ABG or ACIL Luxco1thereto, subsequent Creditors and other Holders of Registrable Securities.  ABY and ABG hereby agree to extend the benefits of this Agreement to any Creditor and any other Holder of Registrable Securities, and any such Creditor or Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

10                               Counterparts

This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

11                               Headings

The headings used herein are for convenience only and shall not affect the construction hereof.

12                               Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

13                               Severability

In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among ABY, ACIL Luxco1 and the Security Agent for and on behalf of the Creditors.

Very truly yours,

ACIL Luxco 1 S.A.

By	/s/ Joost Mees
Name: Joost Mees
Title: Director

[Signature Page to Registration Rights Agreement]

GLAS Trust Corporation Limited as Security Agent for and on behalf of the Creditors

By	/s/ Boris Betremleux
Name: Boris Betremleux
Title: Transaction Manager

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Atlantica Yield plc

By	/s/ Santiago Seage
Name: Santiago Seage
Title: Director

Abengoa S.A.

By	/s/ David Jiménez-Blanco
Name: David Jiménez-Blanco
Title: Chief Restructuring Officer

By	/s/ Victor Pastor Fernández
Name: Victor Pastor Fernández
Title: Chief Financial Officer